Exhibit 10.1

Securities Purchase Agreement

THIS SECURITIES PURCHASE AGREEMENT, dated as of May 11, 2012 (the “Agreement”), is entered into by and between LONGHAI STEEL INC., a Nevada corporation, with headquarters located at No. 1 Jingguang Rd., Neiqiu County, Xintai City, Hebei Province, China (the “Company”), and the investors signatory hereto (the "Purchaser").

R E C I TA L S:

WHEREAS, the Company is making a private offering of its Common Stock, $.001 par value (“Common Stock”) to certain qualified investors on a “best efforts basis,” up to $2,000,000 in gross proceeds; and warrants to purchase 1,333,333 common shares at $1.00 for three years;

WHEREAS, all the subscriptions for Common Stock received by the Company will be accepted on a rolling basis, meaning that investor subscriptions will be accepted promptly after receipt by the Company, from time to time, and any one investor subscription will not be dependant on any other investor subscriptions being offered or accepted;

WHEREAS, the subscription amounts submitted with this form of subscription agreement (“Agreement”) will not be held in escrow before acceptance but deposited into the general deposit accounts of the Company, and therefore, such amounts will be vulnerable to the claims of creditors of the Company, even though the Company has not accepted the subscription;

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales (i) in the United States to accredited investors afforded by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act (ii) outside the United States, in compliance with local jurisdictional requirements, to investors that are not U.S. Persons pursuant to Regulation S under the 1933 Act; and

WHEREAS, the Company wishes to sell to the Purchaser and the Purchaser wishes to buy from the Company, Common Stock subscribed for in this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

AGREEMENT TO PURCHASE; PURCHASE PRICE.

Purchase; Purchase Requirements; Acceptance.

1

Subscription Agreement and Tender of Payment. Subject to the terms and conditions of this Agreement, the Purchaser is hereby submitting this subscription to acquire the number of shares of Common Stock set forth on the signature page of this Agreement (“Shares”), at a purchase price of $0.75 per share, and together with the Agreement, is tendering payment to the Company of the subscription amount also set forth on the signature page of this Agreement (the “Purchase Price”). The subscription is irrevocable once submitted to the Company, and the Purchaser hereby agrees to pay to the Company the Purchase Price. The Purchase Price, pending acceptance by the Company of a subscription, will not be placed in any escrow or other separate account, but placed in an account of the Company.

Investor Questionnaire and Suitability Determination. Together with the tendered subscription agreement and subscription funds, the Purchaser is tendering a completed “Accredited Investor Questionnaire” in the form attached hereto as Annex I. The Purchaser understands that a subscription is not complete until the completed Accredited Investor Questionnaire, signed by Purchaser, is provided to the Company and until the Placement Agent has made a suitability determination that this Private Placement is suitable for Purchaser.

Rolling Acceptance of Subscriptions; Acceptance and Certificates. From time to time, the Company will accept subscriptions tendered to it, at which time the Purchaser will be considered a holder of the Shares subscribed for in this Agreement. As promptly as practical, the Company will return a copy of this Agreement to the Purchaser, executed by the Company, together with the Certificates (as defined below) representing the number of shares of Common Stock, for the accepted subscription.

Method of Payment of Subscription Amount. The Purchase Price shall be payable in United States Dollars, and may be made by personal check, bank check, or wire transfer. The Purchase Price will not be deemed paid under the terms of this Agreement until the funds are considered good and collected funds into the account into which the funds are paid. Any costs associated with the failure to make payment of the full Purchase Price, including incoming wire fees assessed against the Company, will be the responsibility of the subscribing Purchaser.

Checks should be made payable to “Longhai Steel Inc.”

Wire transfers should be sent to:

HSBC Bank USA. N. A.
Account Name: Longhai Steel Inc.
ACCOUNT No.:
SWIFT:
A/B/A No:

Payment of Commission and Expenses. The Company will pay to the Broker, after acceptance of subscriptions, for its own account or for the account of other selling Persons, the agreed upon commission and reimbursement of expenses as described in the Private Placement Memorandum of the Company, dated the _______ day of March, 2012 (“Placement Memorandum”).

Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

"1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

"1934 Act" means the Securities Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

"Broker" means Network 1 Financial Securities, Inc., as the exclusive selling agent of the Common Stock offered by the Company through the Placement Memorandum, pursuant to the separate Placement Agent’s Agreement.

“Certificates” means the stock certificate(s) representing the Shares for which subscriptions have been accepted by the Company, duly executed by the Company in the name of the Purchaser.

“Closing Date” means the date of the closing of the purchase and sale of the Shares to which this subscription agreement relates, as provided herein.

“Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

“Holder” means the Person holding the relevant Securities at the relevant time.

“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Agreement, (y) have or result in a material adverse effect on the results of operations, assets, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, and as described in the Placement Memorandum, (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under the Agreement.

“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

“Purchaser Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the relevant Purchaser pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

“Securities” means the Common Stock and the Shares subject to this Agreement, as the context indicates.

“State of Incorporation” means Nevada.

ARTICLE 2

PURCHASER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

Without limiting Purchaser's right to sell any of the Securities in compliance with the 1933 Act, the Purchaser is purchasing the Securities and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

The Purchaser is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the Placement Memorandum, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement and the Placement Memorandum, and (iv) able to afford the loss of the entire Purchase Price.

All subsequent offers and sales of the Securities by the Purchaser shall be made pursuant to a registration of the Shares under the 1933 Act or pursuant to an exemption from registration. The Purchaser understands that the Company has no obligation to take any action to register the Shares with the United States or any state authority for the resale or transfer of the Shares by any Purchaser, now or in the future.

The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

The Purchaser and its advisors, if any, have been furnished with the Placement Memorandum and all additional materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

The Purchaser understands that its investment in the Securities is an investment in a start up company and involves a high degree of risk. The Purchaser understands that the investment in the Securities may not provide any return and a return, if any, is likely to be well in the future.

The Purchaser hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or any of its officers, directors and employees or any of its attorneys or agents, except as specifically set forth in this Agreement or the Placement Memorandum.

The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

This Agreement to which the Purchaser is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Purchaser and are valid and binding agreements of the Purchaser enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

The Purchaser has taken no action which would give rise to any claim by any Person for brokerage commissions and expense, other than Network 1 Financial Securities, Inc., Broker's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees and expenses or with respect to any claims made by or on behalf of other Persons for fees and expenses of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Purchaser shall indemnify and hold harmless each of the Company, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees and expenses, as and when incurred.

The Purchaser hereby covenants and warrants that, between the Closing Date and the date on which he or she no longer holds any of the Securities, Purchaser will not engage in any hedging transactions or shorting transactions in any securities of the Company, including the Securities.

The Purchaser hereby covenants and warrants that he or she is not acting as a "group" for purposes of Section 13 of the Securities Exchange Act of 1934.

ARTICLE 3

COMPANY REPRESENTATIONS, ETC.

The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that, except as otherwise provided in the Placement Memorandum and herein:

Rights of Others Affecting the Transactions. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Shares. No party has a currently exercisable right of first refusal with respect to the sale of the Shares.

Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect.

Authorized Shares. The authorized capital stock of the Company is as described in the Placement Memorandum, subject to the sale of the Common Stock offered hereby from time to time since the date of the Placement Memorandum. All the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Securities. The Securities have been duly authorized and, when issued, in accordance with their terms, will be duly and validly issued, fully paid and non-assessable and, except to the extent, if any, provided by the law of the State of Incorporation, will not subject the Holder thereof to personal liability by reason of being such Holder.

Transaction Agreements and Stock. This Agreement and the transactions contemplated thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company, and this Agreement is, and the Certificates when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

Non-contravention. The execution and delivery of this Agreement by the Company, the issuance of the Securities being offered by the Placement Memorandum, and the consummation by the Company of the other transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except where such conflict, breach or default which would not have or result in a Material Adverse Effect.

Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Shares to the Purchaser as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

Absence of Certain Changes. Since the date of the unaudited balance sheet included in the Placement Memorandum, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Placement Memorandum) that has not been disclosed in writing to the Purchaser that would reasonably be expected to have or result in a Material Adverse Effect.

Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

Absence of Certain Company Control Person Actions or Events. Except as disclosed in the Placement Memorandum, none of the following actions has been taken during the past ten (10) years with respect to a Company Control Person:

A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

Such Company Control Person was the made the subject of or consented to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

engaging in any type of business practice; or

engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

Prior Issues. During the twelve (12) months preceding the date hereof, the Company has not issued any stock option grants, convertible securities or any shares of its Common Stock, except as disclosed in the Placement Memorandum.

No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Placement Memorandum or those incurred in the ordinary course of the Company's business since the date of the unaudited balance sheet included in the Placement Memorandum, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (y) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (z) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

No Default. Neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

No Integrated Offering. Neither the Company nor any of its Affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since January 1, 2009, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

Fees to Brokers, and Others. Except for payment of fees and commissions to the Broker for itself and other selling agents, payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, Broker's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby. Purchaser shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each Purchaser, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

ARTICLE 4

CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

4.1     Transfer Restrictions. The Purchaser acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Purchaser shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder or under state securities laws.

4.2     Restrictive Legend. The Purchaser acknowledges and agrees that the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.3     Rule 144 Resale. The Purchaser has read and understands that Rule 144 promulgated under the Securities Act requires, among other conditions, a six (6) month holding period prior to the resale of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Purchaser understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability. The Purchaser is aware that the safe harbor provided by Rule 144 of the Securities Act is not now available for Purchaser’s resale of the Securities and Rule 144 may never become available for Purchaser’s resale of the Securities or any portion thereof.

4.4     Deposit and Resale of Securities. Purchaser understands that, in addition to the restricted stock requirements of Rule 144 set forth in Section 3.12, above, clearing brokers may decline to deposit into Purchaser’s account a stock certificate for a security that (1) has a closing price below one cent ($0.01) and/or (2) has stale or incomplete filings with the U.S. Securities and Exchange Commission (SEC) or with Canada’s System for Electronic Document Analysis and Retrieval (SEDAR). Moreover, in the event that Company files with Pink Sheets, clearing brokers may decline to even consider depositing Company’s securities. In addition to these conditions and limitations, Purchaser understands that clearing brokers may subject Company’s securities to additional review before accepting such securities for deposit. This review process may (1) take up to two weeks or longer and (2) may include research into Company and/or Purchaser. Purchaser understands that the characteristics triggering additional review include but may not be limited to: (1) low price of the security or securities under review; (2) large number of shares being deposited with clearing broker into Purchaser’s account; (3) the securities in question are non-exchange traded; (4) the stock certificates are recently issued; (5) recent merger activity of underlying Company; and/or (6) change of name of the underlying Company issuing these stock certificates. Clearing brokers may also charge a fee to Purchaser’s account for this review. Finally, Purchaser understands that all of the aforementioned conditions, limitations, and characteristics triggering review may apply to Purchaser’s Deposit/Withdrawal At Custodian (DWAC) requests, Automated Customer Account Transfer Account Service (ACATS) requests, and Depository Trust Company (DTC) receipts for deposit requests.

4.5     Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Purchaser under any United States laws and regulations applicable to the Company and to provide a copy thereof to the Purchaser promptly after such filing.

4.6     Use of Proceeds. The Company shall use the proceeds received hereunder as set forth in the Placement Memorandum, including as follows payment of certain fees and expenses to the Broker for itself and any other selling agents as provided herein.

4.7     Publicity, Filings, Releases, Etc. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, “Publicity”), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects. Notwithstanding the foregoing, each of the parties hereby consents to the disclosure of the transactions contemplated hereby in required filings with the SEC and any state securities departments and any other regulatory authorities.

4.8     Broker Fees. The Company shall pay to the Broker (for itself and for any other selling agents) a commission in the form of cash equal in value to ten percent (10%) of the gross proceeds from the sale of the Common Stock under this Agreement, three percent (3%) unaccountable, as well as warrants totaling ten percent (10%) of the common stock sold. Such commission is more fully described in the Broker Commission Agreement between the Company and the Broker of even date herewith.

4.9     Attorneys' Fees. The Company shall bear its legal fees and expenses incurred in connection with the preparation and negotiation of the documents contemplated by this transaction. Other than the amounts contemplated in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.10     Right of First Refusal.

(a)     From the date hereof until the one (1) year anniversary of the Closing Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its subsidiaries’ equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section. If the Company desires to engage in a Subsequent Placement it shall deliver to each of the Purchasers a written notice to such effect specifying the general terms of the offering the Company desires to make (including, without limitation, all information relating to price, structure and amount of such offering) and for a period of at least twenty Business Days after the giving of such notice the Company agrees to negotiate in good faith with any Investors responding to such notice the terms of a sale of the Company’s securities to such responding Purchasers.

(b)     In the event that the Company shall receive an offer regarding the purchase of the Company’s securities or a Subsequent Placement contemplated in the last sentence of Section 4.10(a) shall not have closed by the 45th business day following the delivery to the Purchasers of the written notice for such Subsequent Placement, and in either event prior to any Subsequent Placement, the Company shall deliver to each Purchaser hereunder a written notice (the ”Offer Notice”) of any proposed or intended issuance or sale or exchange (the ”Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which offer notice shall (v) identify and describe the offered securities, (w) include the final form of documents and agreements governing the Subsequent Placement, (x) specify the price and other terms upon which the offered securities are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the offered securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such investors all of the offered securities, allocated among such Purchasers (the “Basic Amount”), and (b) with respect to each investor that elects to purchase its basic amount, any additional portion of the offered securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other investors subscribe for less than their Basic Amounts (the “Under-subscription Amount”), which process shall be repeated until the investors shall have an opportunity to subscribe for any remaining Under-subscription Amount.

(c)     To accept an offer, in whole or in part, such investor must deliver a written notice to the Company prior to the end of the fifth business day after such Purchaser’s receipt of the offer notice (the “Offer Period”), setting forth the portion of such Purchaser’s Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Under-subscription Amount, if any, that such Purchaser elects to purchase (in either case, the “notice of acceptance”). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the basic amounts, then each Purchaser who has set forth an Under-subscription Amount in its notice of acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Under-subscription Amount it has subscribed for; provided, however, that if the Under-subscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Under-subscription Amount”), each Purchaser who has subscribed for any Under-subscription amount shall be entitled to purchase only that portion of the available Under-subscription Amount as the basic amount of such Purchaser bears to the total basic amounts of all Purchasers that have subscribed for Under-subscription Amounts, subject to rounding by the company to the extent its deems reasonably necessary.

(d)     The Company shall have twenty business days from the expiration of the offer period above to (i) offer, issue, sell or exchange all or any part of such offered securities as to which a notice of acceptance has not been given by the Purchasers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below), and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the commission on a current report on Form 8-k with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto. If no disclosure has been made by the Company by the end of the twenty business day period referred to in this subsection (d), the Subsequent Placement shall be deemed to have been abandoned and the Purchasers shall no longer be deemed to be in possession of any non-public information with respect to the Company.

(e)     In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in this Section 4.10), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the offered securities specified in its notice of acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to section 4.10(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including offered securities to be issued or sold to Purchasers pursuant to section 4.10(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its notice of acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4.10(b) above.

(f)     Upon the closing of the issuance, sale or exchange of all or less than all of the refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the notices of acceptance, as reduced pursuant to Section 4.10(e) above if the Purchasers have so elected, upon the terms and conditions specified in the offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel (such agreement, the “Subsequent Placement Agreement”).

(g)     Any Offered Securities not acquired by the Purchasers or other persons in accordance with Section 4.10(f) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

(h)     In exchange for the Company’s willingness to agree to these procedures, each Purchaser hereby irrevocably agrees that it will hold in strict confidence any and all offer notices, the information contained therein, and the fact that the Company is contemplating a subsequent Placement, until such time as the Company is obligated to make the disclosures required by Section 4.10(d), or unless it notifies the Company in writing that it no longer desires to receive offer notices.

(i)     The rights contained in this Section shall not apply to the issuance and sale by the Company of

(a)     shares of Common Stock or Common Stock Equivalents to employees, officers, or directors of the Company, as compensation for their services to the Company or any of its direct or indirect Subsidiaries pursuant to arrangements approved by the Board of Directors of the Company,

(b)     shares of Common Stock or Common Stock Equivalents issued as consideration for the acquisition of another company or business in which the shareholders of the Company do not have an ownership interest, and where the primary purpose is not to raise capital for the Company or any Subsidiary, which acquisition has been approved by the Board of Directors of the Company, or

(c)     up to an aggregate of $250,000 worth of shares of Common Stock or Common Stock Equivalents issued to non-Affiliates in connection with services rendered to the Company pursuant to arrangements approved by the Board of Directors of the Company.

ARTICLE 5

CONDITIONS PRECEDENT TO CLOSING

5.1     Conditions Precedent to the Obligations of the Purchasers to Purchase Securities. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)     Representations and Warranties. The representations and warranties of the existing company entities contained herein shall be true and correct in all material respects as of the date when made and as of the closing as though made on and as of such date;

(b)     Performance. The existing company entities shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the transaction documents to be performed, satisfied or complied with by it at or prior to the closing;

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the transaction documents;

(d)     Adverse Changes. Since the date of execution of this agreement, no event or series of events shall have occurred that reasonably could have or result in a material adverse effect or a material adverse change with respect to the company or the subsidiaries;

(e)     Company Agreements. The company shall have delivered:

(i)     This Agreement, duly executed by the Company;
(ii)     The Registration Rights Agreement, duly executed by the Company;
(iii)     Warrants, duly executed by the Company;

(f)     Company Deliverables. The Company shall have delivered to each Purchaser:

(i)     a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying the fulfillment of the condition specified in Section 5.1(b);

(ii)     a certificate, executed on behalf of the Company by its Secretary or other authorized person, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by the Agreement, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of Persons signing the transaction documents and related documents on behalf of the Company;

(iii)     a certificate, processed by the transfer agent, representing the number of shares set forth below such Purchaser’s name on the signature pages hereto, registered in the name of such Purchaser against payment of such Purchaser’s purchase price in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company; and

(iv)     the legal opinion of Company U.S. counsel, in agreed form, addressed to the Purchasers.

5.2     Conditions precedent to the obligations of the company to sell securities. The obligation of the Company to sell securities at the closing is subject to the satisfaction or waiver by the Company, at or before the closing, of each of the following conditions:

(a)     Representations and warranties. The representations and warranties of each Purchaser contained herein shall be true and correct in all material respects as of the date when made and as of the closing date as though made on and as of such date;

(b)     Performance. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the transaction documents to be performed, satisfied or complied with by such Purchaser at or prior to the closing;

(c)     No injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the transaction documents;

(d)     Purchaser deliverables. Each Purchaser shall have delivered the Securities Purchase Agreement and the Registration Rights Agreement, each duly executed by such Purchaser and a completed Accredited Investor Questionnaire attached hereto as Annex I.

ARTICLE 6

MISCELLANEOUS

TRANSFER AGENT INSTRUCTIONS.

The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Article 4 hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time bearing the restrictive legend specified in Article 4 of this Agreement. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Purchaser provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Purchaser of any of the Securities in accordance with Article 4 of this Agreement is not required under the 1933 Act, the Company shall (except as provided in Article 4 of this Agreement) permit the transfer of the Securities, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Purchaser.

CLOSING DATE.

The Closing Date with respect to this Agreement and the subscription of the Purchase at such time as the subscription agreement is accepted by the Company. There will be similar closing dates as to other subscriptions, from time to time, but each will not be dependant on any other closing date being scheduled or occurring.

INDEMNIFICATION.

The Company agrees to indemnify and hold harmless each Purchaser and its officers, directors, employees, and agents, and each Purchaser Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which Purchaser, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Purchaser Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, except to the extent such Damages result primarily from Purchaser's failure to perform any covenant or agreement contained in this Agreement, including the provision of current and accurate information in its Investor Questionnaire, or Purchaser's or its officers', directors', employees', agents' or Purchaser Control Persons' negligence, recklessness or bad faith in performing its obligations under this Agreement.

JURY TRIAL WAIVER.

The Company and the Purchaser hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Agreement and the Placement Memorandum.

GOVERNING LAW; MISCELLANEOUS.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. The Company and each Purchaser hereby submit to the jurisdiction of any state court of competent jurisdiction in and for New York County, New York, or in the United States District Court for the Southern District of New York sitting at New York City in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court; agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court; waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other party with respect thereto; and agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile transmission,

the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

Company:	Longhai Steel Inc
Attention: Steven J. Ross

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, D.C 20037
Tel: 202-663-8000
Fax: 202-663-8007

Purchaser:	To the addresses set forth on the Investor Questionnaire attached hereto as Annex I.

with a copy to:

Network 1 Financial Securities, Inc.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

The Company’s and the Purchaser' representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, and shall inure to the benefit of the Purchaser and the Company and their respective successors and assigns.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by the Purchaser, for the amount of shares and subscription amount, as of the date set forth below.

Purchaser is subscribing for ________________________ shares of Class A Common Stock, price per share $0.75, and a warrant to purchase ½ share at $1.00 for three years.

Purchaser is submitting payment to the Company in the amount of $__________________.

______________________
Signature of Subscriber
______________________
Print Name of Subscriber

Date: ______________________ 2012	By: ______________________
Its: ______________________

As of the date set forth below, the undersigned hereby accepts this Agreement and that it have caused this Securities Purchase Agreement to be duly executed on its behalf.

Longhai Steel Inc.

__________________________________
By: Mr. Chaojun Wang
Title: CEO

Date: ___________ 2012.